Exhibit 10.4

INTERNATIONAL GAME TECHNOLOGY
Summary of Named Executive Officer and Director Compensation Arrangements as of January 31, 2010
Exhibit to Form 10Q for period ended December 31, 2009

Executive Officers

In addition to the annual base salaries noted in the table below, compensation arrangements for our executive officers include benefits paid under any applicable employment contracts, other IGT Plans for Management Bonus, Stock Incentives, Profit Sharing, and Deferred Compensation as more fully described in exhibits to our annual report on Form 10-K or interim quarterly Form 10-Q filed with the SEC.  These individuals also receive certain perquisites as explained in our annual proxy statement.  Except for employment contracts that are on file with the SEC, these are at-will employment arrangements.

Base
Name	Title	Salary (1)

Patti S. Hart	President, Chief Executive Officer	$ 800,000

Paulus Karskens	President, Global Business Development	$ 599,855

Anthony Ciorciari	Executive Vice President Global Operations	$ 332,000

Patrick W. Cavanaugh	Executive Vice President, Chief Financial Officer, Treasurer	$ 300,000

(1) Amounts reported in our proxy statement may vary depending on the timing of the pay period during the fiscal year

Directors

Annual Retainer

ª	$65,000 for all Non-Employee Directors, paid in quarterly installments

ª	Additional $120,000 for Non-Employee Director who serves as Chair of the Board of Directors

Additional Annual Retainer for Board Committee Members (payable in quarterly installments)

ª	Chair: Audit - $35,000; Compensation, Nominating & Corporate Governance, and Compliance - $20,000

ª	Member: Audit - $17,500; Compensation, Nominating & Corporate Governance, Compliance, Special Committee - $10,000

Board and Committee Meeting Fees

ª	Board - $1,500 per meeting attended after 8 meetings have been held and attended

ª	Audit - $1,500 per meeting attended after 10 meetings have been held and attended

ª	Compensation, Nominating & Corporate Governance, and Compliance - $1,500 per meeting attended after 4 meetings have been held.

Equity Grants

ª	Upon election to the board: 20,000 stock options and 5,000 restricted shares vesting ratably over three years

ª	Annual grant: 11,000 stock options and 2,750 shares restricted shares with one year vesting